EXHIBIT 10.2
AMENDMENT TO THE ARBITRATION PROVISIONS
OF THE FERRLECIT AGREEMENTS
between
R&D Ferrlecit Capital Resources, Inc.
4204 Glencoe Ave.
Marina del Rey, California 90292
United States of America
(“R&D Ferrlecit”)
on the one hand
and
A. Nattermann & CIE. GmbH
Nattermannallee 1
50829 Cologne
Germany
(“A. Nattermann”)
and
May & Baker Limited, trading as sanofi-aventis
Registered office:
Aventis House
50 Kings Hill Avenue
Kings Hill
West Mailing
Kent ME19 4 AH
United Kingdom
(“sanofi-aventis (UK)”)
on the other hand
(R&D Ferrlecit, A. Nattermann, and sanofi-aventis (UK) are collectively the “Parties”)

WHEREAS, Makoff R&D Laboratories, Inc., doing business as R&D Laboratories, Inc., (“Makoff R&D”), on the one hand, and Rhône-Poulenc Rorer GmbH (“RPR GmbH”), on the other hand, entered into a Distribution Agreement dated 24 June 1993, as amended to date (the “Distribution Agreement”);
WHEREAS, RPR GmbH and A. Nattermann, on the one hand, and Makoff R&D, on the other hand, entered into a Trademark Agreement dated 26 August 1993, as amended to date (the “Trademark Agreement”);
WHEREAS, Makoff R&D, on the one hand, and Rhône-Poulenc Rorer Ltd. (“RPR Ltd.”) and RPR GmbH, on the other hand, entered into a Manufacturing and Supply Agreement dated 1 December 1998, as amended to date (the “Manufacturing and Supply Agreement”) (the Distribution Agreement, the Trademark Agreement, and the Manufacturing and Supply Agreement are also collectively the “Ferrlecit Agreements”);
WHEREAS, as of 1 January 1999, Makoff R&D transferred all of its rights, title and interest in the Ferrlecit Agreements to its wholly owned subsidiary, R&D Ferrlecit;
WHEREAS, R&D Ferrlecit is now a fully owned subsidiary of Watson Pharmaceuticals, Inc.;
WHEREAS, A. Nattermann is the legal successor of RPR GmbH by merger as of 9 September 2002; and
WHEREAS, sanofi-aventis (UK) is the legal successor of RPR Ltd.’s rights and obligations under the Manufacturing and Supply Agreement.
NOW, THEREFORE, the Parties agree as follows:
1. Each of the arbitration provisions of the Ferrlecit Agreements — specifically (i) Article 18 of the Distribution Agreement, (ii) Article 9 of the Trademark Agreement, and (iii) Article IV Section H of the Manufacturing and Supply Agreement other than the first sentence thereof — is hereby replaced in its entirety with the following:
(a)	Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce (the “Rules”) in force on the date when the Notice of Arbitration is submitted in accordance with these Rules.

(b)	The number of arbitrators shall be three.

(c)	The seat of the arbitration shall be in Zurich, Switzerland.

(d)	The arbitral proceedings shall be conducted in English; and

(e)	With respect to any arbitral proceedings commenced hereunder on or before September 1, 2008:
1.	The arbitral proceedings shall be conducted in accordance with the Expedited Procedure in Article 42(1) of the Rules; and

2.	The Notice of Arbitration shall include Claimant’s designation of an arbitrator. Respondent’s time to submit its Answer to the Notice of Arbitration is 15 days from receipt of the Notice of Arbitration, and its Answer shall include its designation of an arbitrator. The two party-designated arbitrators shall designate, within 15 days from the confirmation of the second arbitrator, the third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal.
2. In the event both A. Nattermann and sanofi-aventis (UK) are parties to an arbitral proceeding invoking the arbitration provision of the Manufacturing and Supply Agreement, they shall jointly designate one arbitrator.
3. Sanofi-aventis (UK) is a party to this Amendment only to the extent it amends the Manufacturing and Supply Agreement.
4. Other than as expressly provided herein, all terms and conditions of the Ferrlecit Agreements remain unchanged by this Amendment.
5. This Amendment can be executed in counterparts and is effective upon the exchange of signatures, which can be done by email or facsimile.

Corona, California, August 12, 2008 Place / Date R&D Ferrlecit Capital Resources, Inc.:
/s/ David A. Buchen
Name:	David A. Buchen
Function:	Secretary

Koln, August 25, 2008 Place / Date A. Nattermann & CIE, GmbH:
/s/ Hildegard Schleinitz
Name:	Hildegard Schleinitz
Function:	General Manager

A. Nattermann & CIE, GmbH:
/s/ O. Stuttgen
Name:	O. Stuttgen
Function:	Chief Financial Officer

May & Baker Limited, trading as sanofi-aventis:
/s/ Nigel Brooksby
Name:	Nigel Brooksby
Function:	Managing Director

May & Baker Limited, trading as sanofi-aventis:
/s/ Michael McClellan
Name:	Michael McClellan
Function:	Chief Financial Officer

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